UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2016

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	333-189057-01 (Commission File Number)	94-2969738 (I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, California	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 677-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 24, 2014 Retail Opportunity Investments Corp. (the “Company”) and Retail Opportunity Investments Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), entered into Sales Agreements dated September 19, 2014 (the “Original Sales Agreements”) with each of Jefferies LLC, KeyBanc Capital Markets Inc., MLV & Co. LLC and Raymond James & Associates, Inc. (the “Original Agents”) pursuant to which the Company may sell, from time to time, shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $100,000,000 (the “Shares”), through the Original Agents either as agents or principals (the “ATM Program”).

On May 23, 2016, the Company and the Operating Partnership entered into two additional sales agreements (the “Additional Sales Agreements”, and together with the Original Sales Agreements, the “Sales Agreements”) with each of Canaccord Genuity Inc. and Robert W. Baird & Co. Incorporated (the “Additional Agents”, and together with the Original Agents, the “Agents”) pursuant to which the Company may sell the Shares through the Additional Agents either as agents or principals under the ATM Program. In addition, on May 19, 2016, the Company terminated the Original Sales Agreement with MLV & Co. LLC.

Subject to the terms and conditions of the Sales Agreements, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the shares of common stock offered by the Company under the Sales Agreements. The sales, if any, of the Shares made under the Sales Agreements will be made by means of ordinary brokers’ transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreements, the Company may also sell Shares to an Agent as principal for its own account at a price agreed upon at the time of such sale. If the Company sells Shares to an Agent as principal, it will enter into a separate terms agreement with the Agent, and it will describe this agreement in a separate prospectus supplement or pricing supplement. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including future acquisitions and the repayment and refinancing of debt. Each Sales Agreement provides that the applicable Agent will be entitled to compensation for its services of up to 2.0% of the gross sales price of all Shares sold through it as Agent under the applicable Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreements, and may at any time suspend solicitation and offers under the Sales Agreements.

The Shares were initially offered pursuant to the Company’s shelf registration statement on Form S-3 (Nos. 333-189057, 333-189057-01), which became automatically effective upon filing with the Commission on June 3, 2013 (the “2013 Registration Statement”) and a prospectus supplement dated September 19, 2014. On May 23, 2016, the Company and the Operating Partnership filed a new shelf registration statement on Form S-3 (Nos. 333-211521, 333-211521-01), which became effective upon filing with the Commission (the “Registration Statement”), to replace the expiring 2013 Registration Statement. On May 23, 2016, the Company also filed a prospectus supplement with the Commission relating to the offer and sale from time to time of the Shares that remain unsold under the ATM Program.

The Sales Agreements contain customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. Copies of the Additional Sales Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the descriptions of the material terms of the Additional Sales Agreements in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Shares.

8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.

10.1	Sales Agreement, dated May 23, 2016, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and Canaccord Genuity Inc.

10.2	Sales Agreement, dated May 23, 2016, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and Robert W. Baird & Co. Incorporated.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
	Name:	Michael B. Haines
	Title:	Chief Financial Officer

Dated: May 23, 2016	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

By: RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

	By:	/s/ Michael B. Haines
	Name:	Michael B. Haines
	Title:	Chief Financial Officer